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                                  EXHIBIT 23.4
                       CONSENT OF ARTHUR ANDERSEN, L.L.P.
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement of SITEL Corporation on Form S-3 of our report dated April 1, 1996 on our audit of the financial statements of National Action Financial Services, Inc. as of December 31, 1995 and for the year then ended, incorporated by reference in the Form 8-K of SITEL Corporation for June 28, 1996 which was filed on July 12, 1996, which report appeared in and was incorporated by reference from page F-82 of the Proxy Statement of SITEL Corporation filed July 29, 1996. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

                                          ARTHUR ANDERSEN, L.L.P.

Atlanta, Georgia
September 27, 1996